EXHIBIT 3.87
OFFICE OF THE SECRETARY OF STATE
STATE OF OKLAHOMA
[SEAL]
CERTIFICATE
OF
LIMITED LIABILITY COMPANY
     WHEREAS, the Articles of Organization of
SOUTHWESTERN PHYSICIAN SERVICES, LLC
An Oklahoma limited liability company, has been filed in the Office of the Secretary of State as provided by the laws of the State of Oklahoma.
NOW, THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.
     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.
     Filed in the City of Oklahoma City this 25th day of November, 2002.
     [SEAL]

/s/ Kay Dudley
Secretary of State

By:	/s/ Dana Perry

FILING FEE: $100.00
FILE IN DUPLICATE
PRINT CLEARLY
FILED NOV 25 2002
OKLAHOMA SECRETARY OF STATE
ARTICLES OF ORGANIZATION
OF AN
OKLAHOMA LIMITED LIABILITY COMPANY

TO:	OKLAHOMA SECRETARY OF STATE
2300 N. Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405) 522-4560
     The undersigned for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of 18 O.S., Section 2004, does hereby execute the following articles:
1. The name of the limited liability company (Note: The name must contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. And the word Company may be abbreviated as Co.):
Southwestern Physician Services, LLC
2 The street address of its principal place of business, wherever located:

One Park Plaza	Nashville	Tennessee	37203

Street Address	City	State	Zip Code
3. The street address of the resident agent in the state of Oklahoma:

The Corporation Company 735 First National Building, 120 North Robinson Oklahoma City OK 73102

Name	Street Address (P.O. Box are not acceptable.)	City	State	Zip Code
7. The term of existence: Perpetual
Articles of organization must be signed by at least one person who need not be a member of the limited liability company.

Dated: 11/21/02	RECEIVED
OKLAHOMA SEC. OF STATE
NOV 25 2002

Signature: Type or Print Name:	/s/ John M. Franck II, Vice President John M. Franck II, Vice President
Address:	One Park Plaza, Nashville, TN 37203